UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2014

Workday, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35680	20-2480422
(Commission File Number)	(IRS Employer Identification No.)

6230 Stoneridge Mall Road Pleasanton, California	94588
(Address of principal executive offices)	(Zip Code)

(925) 951-9000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 14, 2014, Workday, Inc. (the “Workday”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC (the “Underwriter”), as representative of the several underwriters named in Schedule II thereto (the “Underwriters”), pursuant to which Workday agreed to offer and sell up to 6,000,000 shares of its Class A common stock, par value $0.001 per share, at a price of $89.00 per share (the “Offering”). Under the terms of the Underwriting Agreement, Workday granted the Underwriters a 30-day option to purchase an additional 900,000 shares of Workday’s Class A common stock solely to cover over-allotments, if any. The Offering will be made pursuant to Workday’s Registration Statement on Form S-3 (File No. 333-193332) that was filed with the U.S. Securities and Exchange Commission and became immediately effective on January 13, 2013.

Workday estimates that net proceeds from the Offering will be approximately $514.9 million, or approximately $592.3 million if the over-allotment option is exercised, after deducting underwriting discounts and commissions and estimated Offering expenses. Workday intends to use the net proceeds from the Offering for working capital and other general corporate purposes; however, Workday does not currently have any specific uses of the net proceeds planned. Workday anticipates that it will use a portion of the proceeds for acquisitions of businesses, technologies, or other assets. However, Workday does not have agreements or commitments relating to any specific material acquisitions at this time.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

Item 8.01.	Other Events.

On January 14, 2014, Workday issued a press release entitled “Workday, Inc. Announces Pricing of Follow-on Offering.” A copy of the press release is furnished as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement between Workday, Inc. and Morgan Stanley & Co. LLC, dated January 14, 2014

99.1	Press release entitled “Workday, Inc. Announces Pricing of Follow-on Offering”, dated January 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Workday, Inc.

Date: January 15, 2014	By:	/s/ James P. Shaughnessy
James P. Shaughnessy
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Underwriting Agreement between Workday, Inc. and Morgan Stanley & Co. LLC, dated January 14, 2014

99.1	Press release entitled “Workday, Inc. Announces Pricing of Follow-on Offering”, dated January 14, 2014